                                                               EXHIBIT 99-B.8.76

                             PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into this fifteenth day of September, 2000, by and between MFS FUND DISTRIBUTORS, INC., a Delaware corporation ("MFS"), and AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (the "Company"), on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Account" or the "Accounts");

     WHEREAS, each of the funds which comprise the MFS Family of Funds (certain of which may from time to time be listed on Schedule A attached hereto) (each, a "Fund" and collectively, the "Funds") is registered as an open-end investment company under the Investment Company Act of 1940 as amended (the "1940 Act"),

     WHEREAS each Fund is comprised of multiple classes of shares which are or will be registered under the Securities Act of 1933 as amended (the "1933 Act");

     WHEREAS MFS is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, MFS serves as distributor for each of the Funds pursuant to the terms of a Distribution Agreement between each of the Funds and MFS;

     WHEREAS, the Company will issue certain group fixed and variable annuity contracts (individually, the "Policy" or collectively, the "Policies") which, if required, will be registered under the 1933 Act;

     WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid group fixed and/or variable annuity contracts that are allocated to the Accounts (the Accounts covered by this Agreement, and each corresponding Fund covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Class A shares in one or more of the Funds specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Policies, and MFS intends to sell such Shares to the Accounts;

     NOW, THEREFORE, in consideration of their mutual promises, MFS and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES

     1.1. MFS agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policy holders on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by MFS or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be the designee of MFS for receipt of such orders from Policy owners and receipt by such designee shall constitute receipt by MFS; PROVIDED that MFS receives notice of such orders by 9:00 a.m. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Funds calculate their respective net asset values pursuant to the rules of the SEC.

     1.2. MFS agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Funds calculate their respective net asset value pursuant to rules of the SEC and each Fund shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, MFS may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or, pursuant to a determination made by the Board of Trustees of any Fund acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, that such action is necessary in the best interest of the Shareholders of such Fund.

     1.3. MFS agrees to redeem for cash, on the Company's request, any full or fractional Shares held by the Accounts (based on orders placed by Policy holders on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by MFS or its designee of the request for redemption. For purposes of this Section 1.3, the Company shall be the designee of MFS for receipt of requests for redemption from Policy owners and receipt by such designee shall constitute receipt by MFS; provided that MFS receives notice of such request for redemption by 9:00 a.m. Eastern Time on the next following Business Day.

     1.4. Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Fund and shall not be netted with respect to any Fund. However, with respect to payment of the purchase price by the Company and of redemption proceeds by MFS, the Company and MFS shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment for all of the Funds in accordance with Section
     1.5 hereof.

     1.5. In the event of net purchases, the Company's payment for net purchases will be deposited by wire transfer by the Company no later than 4:00 p.m. Eastern Time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1. hereof. In the event of net redemptions, MFS shall pay the redemption proceeds by 12:00 p.m. Eastern Time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section
     1.3. hereof. All such payments shall be in federal funds transmitted by wire.

     1.6. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from MFS will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

     1.7. MFS shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Fund's Shares in additional Shares of that Fund. MFS shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

     1.8. MFS or its designee shall make the net asset value per share for each Fund available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern Time. In the event of an extraordinary event delaying the provision of such information later than 7:00 p.m. on any Business Day, MFS or its designee will notify the Company of the delay by no later than 7:00 p.m. on such Business Day. In addition, in the event that MFS is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares. Such additional time shall be equal to the additional time which MFS takes to make the net asset value available to the Company. If MFS provides materially incorrect share net asset value information, MFS shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share and shall indemnify and hold harmless the Company against any amount the Company is required to pay to Policy owners and participants (excluding consequential damages) due to a materially incorrect or late reporting of the net asset value. MFS and the Company agree that MFS shall not be responsible for earnings and/or appreciation that Policy owners or participants would have realized on amounts that should have been but were not invested (or withdrawn from) other funds under the Contracts (i.e., other funds that were not the subject of the pricing error) in accordance with an instruction due to an error or delay with respect to the procedures outlined in the Agreement which is caused by MFS.

     In addition, MFS shall reimburse the Company for documented, direct out of pocket costs, subject to the limits described below in this Section 1.8 below, incurred by the Company in making a Policy owner's or participant's account whole, to the extent such costs or expenses are caused by MFS' failure to provide timely or correct (as determined by the Fund) net asset values, dividend and capital gains information, and if such information is not corrected by 4:00 p.m. Eastern Time of the next business day after releasing such incorrect information, provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. The following limits shall apply to the liabilities of MFS to the Company for such costs: (i) $1000 per day for each day that incorrect information provided by MFS or an affiliate is not corrected, if such period does not include a month-end or a fiscal quarter-end; (ii) $1500 per day for each day that such incorrect information provided by MFS or an affiliate is not corrected, if such period does include a month-end or fiscal quarter-end, and (iii) up to $10,000 per occurrence in the aggregate under (i) and (ii) above. Any incorrect information that has as a common nexus any single error shall be deemed to be one occurrence for these purposes provided all corrections are provided at the same time. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.

     1.9    In lieu of applicable provisions set forth in Sections 1.1 through
     1.5 above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions though National Securities Clearing Corporation's Fund/SERV system, in which case such activities will be governed by the provisions set forth in Exhibit I to this Agreement.

ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

     2.1. The Company represents and warrants that the Policies are either (i) unregistered group annuities for investors whose policies do not need to meet the diversification requirements of Internal Revenue Code 817(h) and where such annuities are exempt from or not subject to registration under the 1933 Act, or (ii) are registered group annuities for such investors. The Company further represents and warrants that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws or exemptions therefrom, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act, as may be applicable, and the Conduct Rules of the NASD. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law.

     2.2. Subject to Article VI, the Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will make every effort to maintain such treatment and that it will notify MFS immediately upon having a reasonable basis for believing that the policies have ceased to be so treated or that they might not be so treated in the future.

     2.3. MFS represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Funds are and shall remain registered under the 1940 Act. MFS shall amend, or cause to amend, the registration statements for Fund Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Fund Shares. MFS shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by MFS.

     2.4. MFS represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. MFS represents that it will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.5. MFS represents that the Funds are lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that each Fund does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

     2.6. MFS represents and warrants that the investment adviser to the Funds (the "Adviser") is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Funds in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. MFS represents and warrants that the Adviser is not subject to state securities laws other than the securities laws of The Commonwealth of Massachusetts and that the Adviser is exempt from registration as an investment adviser under the securities laws of The Commonwealth of Massachusetts.

ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING

     3.1. At least annually, MFS or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Funds listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Policy owners whose Policies are funded by such Shares. MFS or its designee shall provide the Company, at MFS' expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Policies; provided, however, that if at any time MFS or an affiliate reasonably deems the usage of such items to be excessive, each may require that Aetna pay the cost of printing and mailing any additional copies of such materials that are requested by Aetna.

     3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from MFS or its designee. MFS or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Policy funded by the Shares. MFS or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Policy not funded by the Shares.

     3.3. MFS or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Funds' proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Policy owners. MFS shall make good faith efforts to provide notice of a proxy as far in advance of the Funds' Record Date as is reasonably practicable.

     3.4.   If and to the extent required by law, the Company shall:

            (a)   solicit voting instructions from Policy owners;

            (b) vote the Shares in accordance with instructions received from Policy owners; and

            (c) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Fund for which instructions have been received from Policy owners;

     so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy owners. The

     Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law.

ARTICLE IV. SALES MATERIAL AND INFORMATION

     4.1. The Company shall furnish, or shall cause to be furnished, to MFS or its designee, each piece of sales literature or other promotional material in which the Funds, MFS, any investment adviser to the Funds, or any affiliate of MFS are named, at least ten (10) Business Days prior to its use. MFS shall advise the submitting party in writing within ten (10) business days of receipt of such materials by MFS of its approval or disapproval of such materials.

     4.2. The Company shall not give any information or make any representations or statement on behalf of the Funds, MFS, any investment adviser to the Funds, or any affiliate of MFS or concerning MFS or any other such entity in connection with the sale of the Policies other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for MFS, or in sales literature or other promotional material approved by MFS or its designees, except with the permission of MFS or its designees. MFS or its designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Funds, MFS or any of their affiliates which is intended for use only by brokers or agents selling the Policies (I.E., information that is not intended for distribution to Policy holders or prospective Policy holders) is so used, and neither the Funds, MFS nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     4.3. The Company and MFS (or its designee in lieu of the Company or MFS, as appropriate) will each provide to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to the Funds or their Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.4. MFS will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Fund, and of any material change in a Fund's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. MFS will cooperate with the Company so as to enable the Company to solicit proxies from Policy owners or to make changes to its sales literature or other promotional material in an orderly manner.

     4.5. For purpose of this Article IV and Article VII, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), and sales literature (such as brochures, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.

     4.6. Within fourteen (14) calendar days following the end of each calendar quarter, MFS will provide the Company, via Excel spreadsheet diskette formula or in electronic transmission, with the portfolio characteristics (including the top ten portfolio holdings) of each Fund, which shall be used by the Company to update Fund profiles.

ARTICLE V. FEES AND EXPENSES

     5.1. MFS will reimburse the Company certain of the administrative costs and expenses incurred by the Company as a result of the operations necessitated by the beneficial ownership by Policy owners of Shares of the Funds each quarter in an amount equal to the applicable per annum rate listed on Schedule A attached hereto, of the average daily net assets attributable to Policies sold by the Company or its affiliates that are invested in each Fund, multiplied by a fraction the numerator of which is the number of days in the quarter and the denominator of which is 365. Each party, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Funds and/or to the Accounts.

     5.2. MFS or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Funds' registration statements, and payment of filing fees and registration fees; preparation and filing of the Funds' proxy materials and reports to Shareholders; setting in type and printing Fund prospectuses and statements of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Funds by any federal or state law with respect to their Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing the Funds' prospectuses and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by the Funds pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. MFS shall not bear any expenses of marketing the Policies.

     5.3. The Company shall bear the expenses of distributing the Funds' Shareholder reports and proxy materials to Policy owners. The Company shall bear all expenses associated with the qualification and filing of the Policies under applicable state insurance laws; and the cost of preparing, printing and distributing annual individual account statements for Policy owners as required by state insurance laws.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS

     MFS represents on behalf of each Fund that each Fund will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that every effort will be made to maintain such qualification (under Subchapter M or any successor or similar provision) and that MFS or its designee will notify the Company promptly upon having a reasonable basis for believing that any Fund has ceased to so qualify or that any Fund might not so qualify in the future.

ARTICLE VII. INDEMNIFICATION

     7.1.   INDEMNIFICATION BY THE COMPANY

            The Company agrees to indemnify and hold harmless MFS, the Funds, any affiliates of MFS, and each of their respective directors/trustees, officers and each person, if any, who controls MFS or the Funds within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which an Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

            (a) arise out of or are based upon any untrue statement of any material fact contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading PROVIDED that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of MFS or the Funds for use in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

            (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Funds not supplied by the Company or its designee, or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

            (c) arise out of any untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Funds, or any amendment thereof or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Funds by or on behalf of the Company; or

            (d) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

            (e) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement;

     as limited by and in accordance with the provisions of this Article VII.

     7.2.   INDEMNIFICATION BY MFS

            MFS agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Funds) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

            (a) arise out of or are based upon any untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, PROVIDED that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Funds, MFS or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Funds or in sales literature or other promotional material for the Funds (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

            (b) arise out of or as a result of statements or representations (other than statements or representations contained in the sales literature or other promotional material for the Policies not supplied by MFS or any of its designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of MFS or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

            (c) arise out of any untrue statement of a material fact contained in the sales literature or other promotional literature of the Accounts or relating to the Policies, or any amendment thereof or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Funds or MFS; or

            (d) arise out of or result from any material breach of any representation and/or warranty made by MFS in this Agreement or arise out of or result from any other material breach of this Agreement by MFS; or

            (e) arise as a result of any failure by MFS to provide the services and furnish the materials under the terms of the Agreement;

     as limited by and in accordance with the provisions of this Article VII.

     7.3.   (a)   In no event shall MFS be liable under the indemnification
     provisions contained in this Agreement to any individual or entity, including without limitation, the Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder; (ii) the failure by the Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law; or (iii) the failure by the Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

     7.3    (b)   In no event shall the Company be liable under the
     indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Funds or MFS, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty and/or covenant made by MFS hereunder; or (ii) the failure by any Fund to be qualified as a Regulated Investment Company under Subchapter M of the Code.

     7.4. Neither the Company nor MFS shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     7.5.   Promptly after receipt by an Indemnified Party under this Section
     7.5. of commencement of action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     7.6. Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.

     7.7. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article
     VII. The indemnification provisions contained in this Article VII shall survive any termination of this Agreement.

ARTICLE VIII. APPLICABLE LAW

     8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

     8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. NOTICE OF FORMAL PROCEEDINGS

     MFS and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by NASD Regulation, Inc. (the "NASDR"), the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.

ARTICLE X. TERMINATION

     10.1. This Agreement shall terminate with respect to the Accounts, or one, some, or all Funds:

            (a) at the option of any party upon sixty (60) days' advance written notice to the other parties; or

            (b) at the option of the Company to the extent that the Shares of the Funds are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Fund would not be "appropriate funding vehicles" if, for example, the Company would be permitted to disregard Policy owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to MFS by the Company; or

            (c) at the option of MFS upon institution of formal proceedings against the Company by the NASDR, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares; or

            (d) at the option of the Company upon institution of formal proceedings against MFS by the NASDR, the SEC, or any state securities or insurance department or any other regulatory body regarding MFS' duties under this Agreement or related to the sale of the shares; or

            (e) at the option of the Company or MFS upon receipt of any necessary regulatory approvals and/or the vote of the Policy owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Fund Shares in accordance with the terms of the Policies for which those Fund Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) day's prior written notice to MFS of the date of any proposed vote or other action taken to replace the Shares; or

            (f) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

            (g) upon assignment of this Agreement, unless made with the written consent of the parties hereto.

            (h) termination by the Company upon termination of the investment advisory agreement between any Fund and that Fund's Adviser. Notice of such termination shall be promptly furnished to the Company.

     10.2. The notice shall specify the Fund or Funds, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.

     10.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for cause or for no cause.

     10.4. Notwithstanding any termination of this Agreement, MFS shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (the "Existing Policies"). Specifically, without limitation, the owners of the Existing Policies shall be permitted to transfer or reallocate investment under the Policies, redeem investments in any Fund and/or invest in the Funds upon the making of additional purchase payments under the Existing Policies.

ARTICLE XI. NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Company:

            AETNA LIFE INSURANCE AND ANNUITY COMPANY

            151 Farmington Avenue
            Hartford, CT 06156
            Attn: Julie E. Rockmore, Counsel

     If to MFS:

            MFS FUND DISTRIBUTORS, INC.
            c/o Massachusetts Financial Services Company
            500 Boylston Street

            Boston, Massachusetts 02116
            Attn: Robert T. Burns, Senior Vice President and Associate General
                  Counsel

ARTICLE XII. MISCELLANEOUS

     12.1. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

     12.6. Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASDR, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

     12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.


                                     AETNA LIFE INSURANCE AND ANNUITY COMPANY
                                     By its authorized officer,

                                     By: /s/ Laurie M. Tillinghast
                                         ---------------------------------
                                             Laurie M. Tillinghast
                                     Title:  Vice President


                                     MFS FUND DISTRIBUTORS, INC.
                                     By its authorized officer,

                                     By: /s/ William W. Scott, Jr.
                                         ---------------------------------
                                             William W. Scott, Jr.
                                             President

                                                        As of September 15, 2000

                                   SCHEDULE A

                               ACCOUNTS AND FUNDS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

         NAME OF SEPARATE
         ACCOUNT AND DATE                                                                APPLICABLE
ESTABLISHED BY BOARD OF DIRECTORS                 APPLICABLE FUNDS                     PER ANNUM RATE
------------------------------------------------------------------------------------------------------
                                        -MFS CAPITAL OPPORTUNITIES FUND-A               ___%
  SEPARATE ACCOUNTS B, C, D AND F       -MFS EMERGING GROWTH FUND-A                     ___%
                                        -MFS GLOBAL EQUITY FUND-A                       ___%
                                        -MFS RESEARCH FUND-A                            ___%
                                        -MASSACHUSETTS INVESTORS GROWTH STOCK FUND-A    ___%
                                        -MFS TOTAL RETURN FUND -A
                                        -MASSACNUSETTS INVESTORS TRUST-A                ___%
                                        -MFS BOND FUND-A                                ___%
                                        -MFS UTILITIES FUND-A                           ___%

                                     AETNA LIFE INSURANCE AND ANNUITY COMPANY
                                     By its authorized officer,

                                     By: /s/ Laurie M. Tillinghast
                                         ----------------------------------
                                              Laurie M. Tillinghast
                                     Title:   Vice President


                                     MFS FUND DISTRIBUTORS, INC.
                                     By its authorized officer,

                                     By: /s/ William W. Scott, Jr.
                                         ----------------------------------
                                         William W. Scott, Jr.
                                         President

                                    EXHIBIT 1
                                       TO
                             PARTICIPATION AGREEMENT

Procedures for Pricing and Order/Settlement Through National Securities Clearing
 Corporation's Mutual Fund Profile System and Mutual Fund Settlement, Entry and
                        Registration Verification System

1. As provided in Section 2(e) of the Fund Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

(a) Distributor or the Funds will furnish to the Company or its affiliate through NSCC's Mutual Fund Profile Service ("MFPS") (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to the Company or its affiliate by 6:30 p.m. Eastern Time on each business day that the Fund is open for business (each a "Business Day") or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and the Company.

(b) Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, the Company or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by the Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to the Company's or its affiliate's compliance with the foregoing, the Company or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by the Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by the Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

(c) The Company or its affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by the Company or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by the Company or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

(e) With respect to (c) or (d) above, if Distributor does not send a confirmation of the Company's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f) If on any day the Company or its affiliate, or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or the Company or its affiliate, as applicable, as is otherwise provided in the Agreement.

(g) These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2. The Company or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.